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                       PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the _____ day of September 1998 between Casinovations Incorporated, a Washington corporation ("Purchaser"), and Steven L. Forte and Cheryl Forte, each individuals (collectively, Steven L. Forte and Cheryl Forte are referred to herein as "Sellers").

                            RECITALS

      WHEREAS, Purchaser and Sellers have executed a letter agreement dated May 28, 1998 with respect to the sale by Sellers and purchase by Purchaser of certain assets of Sellers.

      WHEREAS, pursuant to the terms and conditions set forth herein, Seller desires to sell and assign the aforementioned assets to Purchaser, and Purchaser desires to purchase and acquire same from Seller;

      NOW, THEREFORE, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Sellers and Purchaser agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth, and Sellers and Purchaser further covenant and agree as follows:

      1. TERMS AND CONDITIONS. Subject to the terms and provisions of the Transaction Documents, Sellers shall sell, transfer, assign and deliver to Purchaser and Purchaser shall purchase and acquire from Sellers, all right, title and interest of Sellers in and to the certain assets and rights (contractual or otherwise) of Sellers, wherever located, as follows: (a)
848,682 shares of Purchaser's common stock (the "Shares") for $2.50 per share of common stock; (b) an option to purchase 20,000 shares of Purchaser's common stock (the "Option") for $1.50 per underlying share of common stock; and (c) the right to receive a royalty on sales of the Random Ejection Shuffler and Fantasy 21 table game (the "Royalty") for the price of Two Hundred Thousand and no/100ths Dollars ($200,000.00).

      2. CONSIDERATION. In exchange for the Shares, the Option and the Royalty, the Company shall execute the following documents on even date herewith: (a) a promissory note in the amount of Two Million Three Hundred Fifty One Thousand Seven Hundred Five and no/100ths Dollars ($2,351,705.00 U.S.); (b) a security agreement; and (c) a stock pledge agreement.

      3. AMENDMENTS. No provision hereof shall be modified or limited except by an express written agreement executed by all parties hereto.

      4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

      5.    COUNTERPARTS.   This Agreement  may  be  executed  in
counterparts, all of which shall be deemed an original and all of which, taken together, shall constitute one signed agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

"PURCHASER"                        "SELLERS"

CASINOVATIONS INCORPORATED


By:  /s/ Steven J. Blad            /s/ Steven L. Forte
   --------------------------      ----------------------------
     Steven J. Blad                Steven L. Forte
Its: Chief Executive Officer

                                   /s/ Cheryl Forte
                                   ----------------------------
                                   Cheryl Forte